Exhibit 10.47

LIMITED INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Agreement is entered into as of                          , 200    , between CareView Communications, Inc., a Nevada corporation and CareView Communications, Inc., a Texas corporation (collectively, “Licensor”) and                     , LLC (“Licensee”).

WHEREAS, Licensor has developed a system of products and services (the “System”) that it markets and sells under the CareView System® trademark; and

WHEREAS, one of the entities that comprise Licensor entered into a contract with                              [insert name of Project Hospital here] dated                              [insert date of Project Hospital Contract here] (the “Contract”) to provide products and services under the System to it; and

WHEREAS, one of the entities that comprise Licensor assigned its rights and obligations under the Contract to Licensee and Licensee accepted such assignment; and

WHEREAS, this Limited Intellectual Property License (this “Limited License”) is needed by Licensee to enable it to perform the obligations assumed by it under the Contract;

NOW, THEREFORE, acknowledging consideration, the parties agree as follows:

1. License. Licensor grants to Licensee a non-exclusive, royalty free license, upon the terms and conditions and subject to the limitations set forth in this Limited License, to use the System, and all the products and services encompassed thereunder, to perform the obligations (the “Contract Obligations”) under the Contract, which Contract Obligations have now been assumed by Licensee. The grant of this license includes, without limitation, the right of Licensee to use all inventions, patents, trade secrets, copyrights, software programs, works of authorship, trademarks, service marks and other intellectual property rights now owned or licensed, or in the future developed, owned and/or licensed by Licensor, that comprise the System and/or the products and services thereunder (the “System IP”) in connection with its performance of the Contract Obligations.

2. Term. This license shall commence as of the effective date hereof and shall continue until the Contract, including any extensions or renewals thereof, terminates.

3. Assignment of Rights. This Limited License and the rights granted under this Limited License may not be sublicensed or assigned, except that (a) they may be sublicensed by Licensee wholly or in part to a third party solely for the purpose of performing the Contract Obligations on behalf of Licensee, (b) they may be assigned by Licensee to a third-party (including an equity holder of Licensee) who has assumed Licensee’s the rights and obligations under the Hospital Contract, and (c) they may be pledged as security for any obligations of Licensee to an equity holder of Licensee and may be assigned pursuant to a foreclosure of such security to a third party who has assumed Licensee’s the rights and obligations under the Hospital Contract.

3. Use Limitations. The rights granted in this Limited License are subject to the following limitations:

(a) Licensee may not copy or distribute any System IP except as necessary in connection with the performance of the Contract Obligations.

(b) Licensee will not modify, decompile, disassemble, reverse engineer, or create derivative works based on any of the System IP.

(c) Licensee will use the System IP in compliance with applicable law, including but not limited to all applicable provisions of copyright and other intellectual property laws.

4. Ownership. Nothing in this Limited License shall be deemed to grant to Licensee any ownership or rights in the System IP other than the rights granted herein.

5. Licensor’s System IP Warranty. Licensor warrants that it has the right to grant the Limited License set forth hererin and Licensor agrees to indemnify and hold Licensee harmless from and against any damages arising out of Licensee’s infringement or violation of the intellectual property rights of others resulting from Licensee’s use of the System IP in accordance with this Limited License.

6. Maintenance and Technical Support. During the term of this Limited License, Licensor shall provide Licensee with updates and upgrades of the System IP and with maintenance and support of the System and System IP, at no cost to Licensee, to not less than the extent and amount required to satisfy the Contract Obligations with respect to all System IP updates, upgrades, maintenance and support.

7. Indemnification. Licensor shall indemnify and hold Licensee harmless from all claims arising out of the Contract Obligations to the extent that the Limited License granted herein and/or the performance by Licensor of its obligations under this Limited License are insufficient to enable Licensor to satisfy the Contract Obligations with respect to any System IP.

8. General Provisions.

(a) Entire Agreement; Modification. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and there are no agreements, representations or warranties with respect to such matters that are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument signed by or on behalf of all parties hereto.

(b) Notices. All notices, notifications, and elections and other communications required or permitted pursuant to this Agreement shall be made in writing and shall be deemed to have been duly given and effective: (1) upon delivery if personally hand-delivered; (2) on the earlier of the fourth (4th) day after mailing or the date of return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (3) on the date sent if sent by facsimile or email; or (4) on the date of delivery if sent by a recognized overnight courier. Such communications shall be addressed as follows, or as otherwise directed in a notice by any party given to all other parties in accordance herewith, and shall be effective as notice to all the following indicated persons if delivered in accordance herewith:

If to Licensor:	Samuel Greco, CEO
CareView Communications Inc.
405 Highway 121, Suite B-240
Lewisville, TX 75067

Copy to:	John Bailey, CFO
CareView Communications Inc.
405 Highway 121, Suite B-240
Lewisville, TX 75067

If to Licensee:	c/o CareView Communications Inc.
Attn: Sam Greco
405 Highway 121, Suite B-240
Lewisville, TX 75067

Copy to:	Rockwell Holdings I, LLC
c/o Matthew Bluhm
1418 North Lake Shore Drive
Suite 29
Chicago, IL 60610

(c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin, without giving effect to its conflict of laws provisions.

(d) Binding Effect. This Agreement shall be binding upon the parties and inure to the benefit of their respective successors, assigns, heirs and legal representatives.

(e) Headings. The headings in this Agreement are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.

(f) Waivers and Acceleration. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(g) Severability. If any provision of this Agreement shall, under any circumstances, be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

(h) No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity that is not a party to this Agreement, except as expressly provided hereunder.

(i) Persons Bound. This Limited License benefits the Licensee, its permitted successors and assigns, and binds Licensor and its respective, successors and assigns.

(j) Attorneys Fees. In the event of any legal or equitable action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover from the other party all costs of such action, including reasonable attorneys fees.

(k) Execution in Counterparts, Facsimile. This Agreement may be executed in one or more counterparts, each bearing the signatures of one or more parties. Each counterpart shall be considered an original and all of the counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. For purposes of executing this Agreement, a document signed and transmitted by electronic means (such as in PDF format via e-mail or via facsimile machine) is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

LICENSOR:

CareView Communications, Inc.,
a Nevada corporation

By:
Its:

CareView Communications, Inc.,
a Texas corporation

By:
Its:

LICENSEE:

, LLC, a Wisconsin limited liability company

By:	CareView Communication, Inc., a Nevada corporation, its Manager

By:
Its: